Exhibit 10.2

EXECUTION VERSION

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders Agreement, dated as of August 2, 2021 (the “Stockholders Agreement”), by and between the Company, the Apollo Parties and Hilton. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

WHEREAS, on the date hereof, the Joining Party is acquiring shares of Common Stock from AP VIII Dakota Holdings, L.P., a Delaware limited partnership and a party to the Stockholders Agreement (“AP Dakota Holdings”), and of which the Joining Party is a wholly-owned subsidiary (the “Transferred Shares”); and

WHEREAS, the Stockholders Agreement requires the Joining Party, as a condition to becoming a holder of the Transferred Shares that is an Apollo Party, to agree in writing to be bound by the terms of the Stockholders Agreement, and the Joining Party agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder Agreement hereby agree as follows:

1.    Agreement to be Bound. The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholders Agreement and an “Apollo Party” as if it had executed the Stockholders Agreement as of the date hereof. The Joining Party hereby ratifies, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders Agreement, in each case as of the date hereof. The Joining Party hereby represents and warrants to the Company that, as of the date hereof, it is a Permitted Transferee and the representations and warranties set forth in Section 6.2 are true and correct as if the Joining Party were Apollo.

2.    Notice. For purposes of Section 7.2 of the Stockholders Agreement, the Joining Party’s address is:

AP VIII Dakota Holdings Borrower, L.P.

c/o Apollo Management Holdings, L.P.

9 West 57th Street, 43rd Floor

New York, NY 10019

Attention:   David Sambur, Partner

John Suydam, Chief Legal Officer

with a copy (not constituting notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention:   Taurie Zeitzer

Brian Scrivani

3.    Headings and Captions. The headings and captions contained in this Joinder Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Joinder Agreement or the intent of any provision hereof.

4.    Counterparts. This Joinder Agreement may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Joinder Agreement (or amendment, as applicable).

5.    Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to principles of conflicts of Laws thereof.

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IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: August 2, 2021

JOINING PARTY:

AP VIII DAKOTA HOLDINGS BORROWER, L.P.

By: AP VIII Dakota Holdings Borrower GP, LLC, its general partner

By: AP VIII Dakota Holdings, L.P., its sole member

By: Apollo Advisors VIII, L.P., its general partner

By: Apollo Capital Management VIII, LLC, its general partner

By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President

ACCEPTED AND AGREED:

HILTON GRAND VACATIONS INC.

By:	/s/ Charles R. Corbin
Name:	Charles R. Corbin
Title:	Executive Vice President, General Counsel & Secretary